SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 3, 2002

Wells Real Estate Fund IX, L.P.
(Exact Name of Registrant as Specified in Charter)

Georgia	0-22039	58-2126622
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

6200 The Corners Parkway, Suite 250, Atlanta, Georgia 30092
(Address of Principal Executive Offices)                                                    (Zip Code)

Registrant’s telephone number, including area code (770) 449-7800

(Former Name or Former Address, if Changed Since Last Report)

Item 4.    Changes in Registrant’s Certifying Accountant

Effective July 3, 2002, Wells Real Estate Fund IX, L.P. (the “Registrant”) engaged Ernst & Young LLP (“Ernst & Young”) as the principal accountant to audit the financial statements of the Registrant. During the fiscal years ended December 31, 2001 and December 31, 2000, and through the date hereof, the Registrant did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Registrant, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS REAL ESTATE FUND IX, L.P. (Registrant)

By:	WELLS PARTNERS, L.P. General Partner

By:	Wells Capital, Inc.
General Partner

By:	/s/ LEO F. WELLS, III
Leo F. Wells, III President

By:	/s/ LEO F. WELLS, III
LEO F. WELLS, III General Partner
Date:    July 3, 2002

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